As filed with the Securities and Exchange Commission on July 2, 2010 2010 Registration No. (    )

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SECURED RESOURCES CORP.
(Exact name of registrant as specified in its charter)

Nevada	1040	27-2504188
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

804 - 9th Avenue SW, Suite 1502, Calgary, Alberta T2P 0G9 | (403) 244-0571
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Paracorp Incorporated | 318 N. Carson St., #208, Carson City, Nevada 89701 | (888) 972-7273
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of Communications to: Peter J. Gennuso, Esq. Gersten Savage LLP 600 Lexington Avenue, 9th Floor, New York, NY 10022 Facsimile: (212) 980-5192

As soon as practicable after the effective date of this Registration Statement.
Approximate date of commencement of proposed sale to the public

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, par value $0.0001	40,000,000	$0.002	$80,000	$5.70

(1)
There is no current market for the securities and the price at which the Shares are being offered has been arbitrarily determined by the Company and used for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

This Registration Statement shall also cover any additional shares of our common stock which may become issuable by reason of any stock dividend, stock split, recapitalization or other similar adjustments.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed.  A registration statement relating to these securities has been filed with the Securities and Exchange Commission and these securities may not be sold until that registration statement becomes effective.   This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion, Dated: July 2, 2010

Secured Resources Corp.

Up to 40,000,000 Shares of Common Stock at $0.002 per share

This Prospectus relates to the offer and sale of up to 40,000,000 shares of common stock, $0.0001 par value (“Common Shares”) by Secured Resources Corp, a Nevada company (“we”, “us”, “our”, “Company” or similar terms).  There are no securities being sold by existing security holders as part of this Prospectus.

This Offering will be conducted on a best efforts basis for up to ninety (90) days following the date of this Prospectus at a fixed price of $0.002 per Common Share.  Our Board of Directors, may, at its discretion, elect to extend the Offering for up to an additional ninety (90) days if all the shares have not been sold.  We are not using an underwriter for this Offering; we intend to offer the Common Shares through our officers and directors, with no commissions payable.

Should the Company be successful in selling the 40,000,000 shares, it will receive $80,000 in proceeds.  There can be no assurance that we will sell all or any of the shares being offered.  If we are unable to sell all of the shares, our ability to implement the business plan as identified in this Prospectus will be materially and adversely affected, as is further identified under the Use of Proceeds section commencing on page 11.

There is no requirement to sell any specific number or dollar amount of securities, but we will use our best efforts to sell the securities offered.  We will not return any funds raised from investors in the event that we do not sell all of the securities being offered or if the funds raised are insufficient for the purposes set forth herein.  There is no arrangement to place the proceeds from this Offering in an escrow, trust or similar account, as Nevada law does not require that funds raised pursuant to the sale of securities be placed into an escrow account.  Any funds raised from this Offering will be immediately available to us for our use.

Our common stock is presently not listed on any national securities exchange or the Nasdaq Stock Market. Following the effective date of this registration statement on Form S-1, in which this Prospectus is included, we intend to have an application filed on our behalf by a market maker for approval of our common stock for quotation on the Over-the-Counter Bulletin Board (“OTC-BB”) quotation system.  No assurance can be made, however that we will be able to locate a market maker to submit such application or that such application will be approved.

The Company is considered to be in unsound financial condition. Persons should not invest unless they can afford to lose their entire investment.   Before purchasing any of the Common Shares covered by this Prospectus, carefully read and consider the risk factors included in the section entitled Risk Factors beginning on Page 4.  These securities involve a high degree of risk, and prospective purchasers should be prepared to sustain the loss of their entire investment.  There is currently no public trading market for the securities.

Neither the United States Securities and Exchange Commission (“SEC”), nor any state securities commission, has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2010

TABLE OF CONTENTS

Prospectus Summary	1
Risk Factors	4
Risks Relating to our Business	4
Risks Relating to Business in the Mineral Exploration and Development Sector	7
Risks Relating to our Common Shares and the Trading Market	9
Forward Looking Statements	11
Use of Proceeds	11
Determination of Offering Price	12
Dilution	12
Selling Security Holders	14
Plan of Distribution	14
Description of Securities to be Registered	15
Interests of Named Experts and Counsel	16
Information with Respect to the Registrant	16
Description of Business	16
Description of Property	19
Legal Proceedings	26
Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	26
Management’s Discussion and Analysis of Financial Condition and Results of Operations	28
Directors, Executive Officers, Promoters and Control Persons	30
Executive Compensation, Corporate Governance	31
Security Ownership of Certain Beneficial Owners and Management	31
Transactions with Related Persons, Promoters and Certain Control Persons	32
Director Independence	32
Material Changes	33
Incorporation of Certain Information by Reference	33
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	33
Financial Statements	33

i

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and the financial statements and notes thereto appearing elsewhere in this Prospectus.  Prospective investors should consider carefully the information discussed under Risk Factors and Use of Proceeds sections, commencing on Page 4 and Page 11, respectively. An investment in our securities presents substantial risks, and you could lose all or substantially all of your investment.

Secured Resources Inc. is a natural resource exploration stage company, holding a 100% interest in 2 un-patented claim blocks 4254694 and 4254695, totaling 24 claim units (approximately 400 hectares), located in the west-central portion of Greenlaw Township, in the Porcupine Mining District, in northeastern Ontario, known as the Greenlaw Gold Property (“Greenlaw Claims”). A legal description of the lands under the Greenlaw Gold Property can be found under the Description of Property section starting on Page 19 of this Prospectus.  The Greenlaw Gold Property is located directly adjacent to the Hotstone Gold Property, approximately 50 kilometers south-east of the town of Chapleau, Ontario.

Subject to raising sufficient funds through this Offering, we intend to conduct mineral exploration on its Greenlaw Claims in order to assess whether there exists commercially exploitable mineral deposits. Our Exploration Program, which is to consist of chain surveying, soil sampling and sample analysis, is oriented toward identifying areas of mineralized bedrock containing commercially viable deposits of gold and other metallic minerals.  We have not, nor to our knowledge has any predecessor, identified any commercially exploitable reserves of these minerals on the Greenlaw Claims.  We are an exploration stage company and there is no assurance that a commercially viable mineral deposit exists on the Greenlaw Claims.

Currently, we are uncertain of the number of mineral exploration phases we will conduct before concluding whether there are commercially viable minerals present on the Greenlaw Claims.  Further phases beyond our planned initial Exploration Program will be dependent upon a number of factors including a consulting geologist’s recommendations based upon ongoing Exploration Program results, and our available funds.

To date, we have raised $1,250 through the sale of 12,500,000 shares of our common stock, which shares are restricted and are not being registered as part of this Offering. We have also received two loans totaling $45,000 from our two investors.  From these proceeds of $46,250, $1,250 was used for the costs of incorporation, $20,000 for the total costs of preparing the Offering excluding audit, and $25,000 as payment in full to a consultant hired to seek out a suitable mining property.  Subsequent to these payments, there was no cash on hand.

Through this Offering, we are seeking to raise $80,000 dollars from the sale of 40,000,000 shares of common stock at $0.002 per share.  This is the maximum amount, and there is no minimum amount.  We have no intention to return any stock sales proceeds to investors if the maximum amount is not raised. No commissions are to be paid in association with the selling of our stock under this Offering.

We will use our best efforts to raise the entire $80,000 under this Offering in order to proceed with our business plan.  However, should we not be successful in doing so, we will be required to adjust our business plan according to the amounts raised, which may have a material and adverse effect on our operations.  Most particularly, should we only be able to raise 25% or 50% of the amount being sought, we will not be in a position to undertake our planned Exploration Program, and will be required to raise additional funds in a short period of time.  If we are unable to do so, our entire business would fail.

Should we be successful in raising the entire amount, then we intend to expend $33,000 on our planned Exploration Program, $3,000 for accounting costs, and have the remaining $44,000 on hand for working capital for the forthcoming year.  Dependent upon the outcome of the Exploration Program, we will either determine to proceed with additional exploration on the Greenlaw Claims, or else seek out other suitable properties.  In either instance, we would be required to raise additional capital, and we have not yet identified any sources for such capital.

We have elected to make this public offering of securities to raise the funds that are necessary to commence the Exploration Program on our Greenlaw Claims.  Our decision to finance our expanded operations through this Offering is based on a presumption that we will be more successful by offering securities under an effective registration statement than through a private offering of equity or through debt financing.  There can be no assurance that we will sell all or any of the shares being offered, and if we are unable to sell all of the shares, our ability to implement the plan of operations as identified in this Prospectus may be materially and adversely affected as further identified under the Use of Proceeds section commencing on Page 11.

Following is a brief summary of this Offering:

Securities being offered:	40,000,000 shares of common stock, par value $0.0001
Offering price per share:	$0.002
Offering period:	The shares are being offered for a period not to exceed 90 days from the effectiveness of this Prospectus, unless extended by our Board of Directors for an additional 90 days.
Net proceeds to us:
$80,000, based on the maximum 40,000,000 shares being sold. There is no assurance that we will be successful in selling this entire amount.  Furthermore, there is no minimum amount of shares that may be sold under this Offering, and we have no intention to return any stock sales proceeds to investors should we sell lesser amounts than the maximum, even if the amounts raised are not sufficient to undertake our plan as identified in this Prospectus.  For further information on the Use of Proceeds, please refer to that section commencing on Page 11.

Use of proceeds:
If we are successful in raising the entire $80,000, we plan to expend $33,000 to fund an Exploration Program on our mineral claims, and $3,000 on accounting costs.  The remaining $44,000 will be available as general working capital, which shall include office and administration expenses, transfer agent fees, blue sky fees, ongoing legal and accounting costs, costs associated with the maintenance of a public company, and additional costs associated with the exploration of our mineral claims.

If we are unsuccessful in raising the maximum amounts under this Offering our ability to implement the business plan as identified in this Prospectus may be materially and adversely affected. Refer to Use of Proceeds section commencing on Page 11 for additional information.

Number of shares outstanding before the Offering:	12,500,000
Number of shares outstanding after the Offering if all the shares are sold:	52,500,000

Reporting Currency. Although our financial statements are reported in U.S. Dollars and are prepared according to U.S. GAAP, certain of our business operations may be conducted in Canadian dollars.  We provide the following summary regarding historical exchange rates between these currencies. For such purposes, the exchange rate means the noon buying rate for a United States dollar from the Bank of Canada (the "Noon Buying Rate").  These translations should not be construed as representations that the Canadian dollar amounts actually represent such U.S. dollar amounts or that Canadian dollars could be converted into U.S. dollars at the rate indicated or at any other rate.  As we were recently incorporated in the State of Nevada on April 12, 2010, the following is a table of the monthly average Noon Buying Rates for the two months of April 2010 through May 2010.

	April 2010	May 2010
Average for period	$0.9950	$0.9629

On June 23, 2010, the Noon Buying Rate in effect for a Canadian dollar exchanged for a United States dollar was Cdn $0.9584.

Our principal executive offices are located at 804 – 9th Avenue SW, Suite 1502, Calgary, Alberta T2P 0G9. Our telephone number is (403) 244-0571.

RISK FACTORS

An investment in our securities should be considered highly speculative due to various factors, including the nature of our business and the present stage of our development.  An investment in our securities should only be undertaken by persons who have sufficient financial resources to afford the total loss of their investment.  In addition to the usual risks associated with investment in a business, you should carefully consider the following known material risk factors and all other information contained in this Prospectus before deciding to invest in our Common Shares.  If any of the following risks occur, our business, financial condition and results of operations could be materially and adversely affected.  Additional risks and uncertainties we do not presently know or that we currently deem immaterial may also impair our business, financial condition or operating results.

Risks Relating to our Business

Our independent auditors’ report states that there is a substantial doubt that we will be able to continue as a going concern.

Our independent auditors, De Joya Griffith & Company, LLC, state in their audit report dated June 29, 2010, and included with this prospectus, that since we are an exploration stage company, have no established source of revenue and are dependent on our ability to raise capital from stockholders or other sources to sustain operations, there is a substantial doubt that we will be able to continue as a going concern.

We have limited operating history and have earned no revenues to date, therefore face a high risk of business failure.

We have limited operating history and no revenues.  We expect to incur losses in the foreseeable future due to significant costs associated with our business development, including costs associated with our planned operations. There can be no assurance that we will be able to successfully implement our business plan, or that our operations will ever generate sufficient revenues to fund our continuing operations or that we will ever generate positive cash flow from our operations. Further, we can give no assurance that we will attain or thereafter sustain profitability in any future period. Since our resources are very limited and will remain limited even if we are successful in raising all of the funds under this Offering, and we may not generate any revenues in the near future, unless we can raise additional equity or debt financing or generate revenues, we may have to cease operations.

We have no operational track record that would provide a basis for assessing our ability to conduct successful mineral exploration activities.  We may not be successful in carrying out our business objectives.

We were incorporated on April 12, 2010 and to date, have been involved primarily in organizational activities, obtaining financing and seeking out and acquiring an interest in the claims. Accordingly we have no track record of successful exploration activities, strategic decision making by management, significant fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful as a junior resource exploration company. Junior exploration companies often fail to achieve or maintain successful operations, even in favorable market conditions. There is a substantial risk that we will not be successful in our exploration activities, or if initially successful, in thereafter generating any operating revenues or in achieving profitable operations.

We may be unable to achieve favorable rates of return on our claims.

The mining exploration and development industry is highly competitive.  Many companies and individuals are engaged in the business of acquiring interests in and developing mining properties and the industry is not dominated by any single competitor or a small number of competitors.  Should we wish to acquire additional properties in the future, we will be competing with numerous industry participants for the acquisition of land and rights to prospects.  We will also be competing for the equipment and labor required to explore and develop our existing and possible future prospects.  Many, if not most, of these competitors have financial, technical and other resources substantially in excess of those available to us. These competitive disadvantages, which could serve to limit our future prospects and substantially increase our cost of operations, could adversely affect our ability to operate with favorable rates of return.

We have not fulfilled our obligation relating to the acquisition of our 100% interest in our Property.

In order to fulfill our obligations under the agreement in which we acquired our 100% interest in the Greenlaw Claims, we must pay the amount of $10,000 to the vendor by June 15, 2012.  If we fail to do so, we will lose our interest in the claims.  Furthermore, while not explicitly contemplated in the agreement, in order to keep the claims active with the government of Ontario, an amount of approximately US$9,000 needs to be expended on approved Exploration Programs on the claims prior to February 22, 2012. Without such expenditures, the claims will lapse and therefore our interest in them would have no value. If we fail to raise sufficient funds under this Offering or in the future, we could lose our interest and you could lose a portion or all of your invested funds.

Because there is no minimum share sale requirement, it is possible that we will fail to adequately fund our initial operations even if we raise some funds from this Offering.

This Offering is not subject to any minimum share sale requirement.  Consequently, the early investor is not assured of any other, later shares being sold.  You may be the only purchaser.  If we fail to sell the entire Offering or just a portion of the Offering, we may never be able to adequately fund operations and your investment could be lost. As a specific example, if we were to be successful in only selling 25% of our shares, resulting in gross and net proceeds of $20,000, our planned allocation of these proceeds is $3,000 towards accounting costs, and $17,000 for working capital.  In such a circumstance, we would not be able to undertake any exploration activities which are fundamental to our business development, until and if we were able to raise additional capital. A similar situation exists if we were only able to raise 50% of the amounts being sought. Please refer to the Use of Proceeds section commencing on Page 11 for additional information on and risks associated with different levels of success in our funding efforts.

Failure to secure additional financing will affect our ability to survive.

We will require additional financing in addition to the funds we hope to raise from the sale of shares offered under this Prospectus in order to have the potential for profitable operations in the future.  Such financing may not be forthcoming, and potential sources have not yet been identified.  Even if additional financing is available, it may not be available on terms we find favorable.  Failure to secure required additional financing will have a very serious effect on our ability to survive.

Our sole officer and director has no experience in the mining exploration and development industry, which may limit the success of our business.

Mr. David Adelman, our sole Officer and Director, does not have any experience in the mining industry. Although we believe that Mr. Adelman possesses business experience and acumen, he lacks specific experience in starting or operating a mining exploration company.  In order to be successful in this industry, a great deal of specialized knowledge is required.  As Mr. Adelman presently lacks this knowledge, we will be reliant upon outside consultants in the short and medium term.  Over time, should we be successful in developing our business plan, we will also be required to hire additional employees with specific industry expertise, or to find a suitable partner with the requisite expertise.  There is substantial competition for such consulting and in-house expertise, and we may have difficulty obtaining and retaining such individuals, particularly if we are operating on a constrained budget.  These factors will together potentially limit our chances of future success.

Inability of our sole officer and director to devote sufficient time to our operations may limit our success.

Presently, our sole officer and director allocates only a portion of his time, which is currently approximately 1/2 to 1 day per week, to the operation of our business.  Should our business develop faster than anticipated, he may not be able to devote sufficient time to our operations to ensure that we continue as a going concern.  Even if this lack of sufficient time of our management is not fatal to our existence, it may result in our limited growth and success.

We may be unable to effectively manage our planned growth, which could have a material adverse effect on our business.

Our success will depend upon the expansion of our business.  Expansion will place a significant strain on our financial, management and other resources, and will require us, among other things, to change, expand and improve our operating, managerial and financial systems and controls and improve coordination between our various corporate functions.  We presently have no full-time employees or management personnel.

Our inability to effectively manage our growth, including the failure of any new personnel we hire to achieve anticipated performance levels, would have a material adverse effect on our business, financial condition and results of operations.

Our two stockholders, who collectively own 100% of our issued and outstanding stock, may continue to have a significant voice in management after the Offering, which could result in decisions adverse to our general stockholders.

Should the offering under this Prospectus not be fully subscribed, our two principal stockholders may collectively beneficially own or have the right to vote a majority of our outstanding Common Shares.  For example, if we were to sell less than 12,500,000 shares, they would collectively own more than 50% of the issued and outstanding stock. As a result, these stockholders, acting together, would have the ability to control substantially all matters submitted to our stockholders for approval including:

-        election of our board of directors;
-        removal of any of our directors;
-        amendment of our Articles of Incorporation or By-laws; and
-        adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

We may not have access to all of the equipment and personnel we need to begin exploration which could cause us to delay or suspend operations.

Competition and unforeseen limitations on sources of equipment and expert personnel required to manage and undertake our planned Exploration Program could result in delays in undertaking any such program, or increase the costs associated with the program.  We have not yet attempted to locate or negotiate with any personnel or suppliers of equipment; we plan to do so after this offering is complete and sufficient funds have been raised.  If we cannot find the personnel or equipment we require, we will have to suspend our exploration plans until we are able to do so.

Because access to the Greenlaw Claims may be restricted by inclement weather, we may be delayed in our exploration efforts.

Access to the Greenlaw Claims is often restricted through the winter months.  The property is located approximately 50 km south-east of the town of Chapleau, in central Ontario. The location is relatively remote and rugged, and experiences cold winters with often significant snow accumulations.

Because certain legislation, including the Sarbanes-Oxley Act of 2002, increases the cost of compliance with federal securities regulations as well as the risks of liability to officers and directors, we may find it more difficult for us to retain or attract officers and directors.

The Sarbanes-Oxley Act of 2002 was enacted in response to public concerns regarding corporate accountability in connection with recent accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies, and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the SEC, under the Securities Exchange Act of 1934.  Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act and it is costly to remain in compliance with the federal securities regulations.  Additionally, we may be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.  Significant costs incurred as a result of becoming a public company could divert the use of finances from our operations resulting in our inability to achieve profitability.

Risks Relating to Business in the Mineral Exploration and Development Sector

Because of the unique difficulties and uncertainties inherent in the mineral exploration business, we face a high risk of business failure.

Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. The search for valuable minerals also involves numerous hazards.  As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure.  At the present time, we have no coverage to insure against these hazards. The payment of such liabilities may have a material adverse effect on our financial position.  In addition, there is no assurance that the expenditures to be made by us in the exploration of the mineral claims will result in the discovery of mineral deposits.  Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts.

Because of factors beyond our control, which could affect the marketability of any substances found, we may have difficulty selling any substances we discover.

Even if commercial quantities of reserves are discovered, a ready market may not exist for the sale of the reserves. Numerous factors beyond our control may affect the marketability of any substances discovered.  These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection.  These factors could inhibit our ability to sell minerals in the event that commercial amounts of minerals are found.

Because we will be subject to compliance with government regulation, which may change, the anticipated costs of our Exploration Program may increase.

There are several governmental regulations that materially restrict mineral exploration or exploitation.  We will be subject to the Mining Act of Ontario as we carry out our Exploration Program.  We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these regulations.  Currently, we have not experienced any difficulty with compliance of any laws or regulations, which affect our business.  While our planned Exploration Program budgets for regulatory compliance, there is a risk that new regulations could increase our costs of doing business, prevent us from carrying out our Exploration Program, and make compliance with new regulations unduly burdensome.

The Company is subject to compliance with Environmental Regulations which may result in unanticipated future costs or liabilities.

Our operations may be subject to environmental regulations promulgated by government agencies from time to time. Environmental legislation provides for restrictions and prohibitions on spills, releases or emissions of various substances produced in association with certain exploration and mining industry operations, such as seepage from tailings disposal areas, which would result in environmental pollution.  A breach of such legislation may result in the imposition of fines and penalties. In addition, certain types of operations require the submission and approval of environmental impact assessments.  Environmental legislation is evolving in a manner which means stricter standards, and enforcement, fines and penalties for non-compliance are more stringent. Environmental assessments of proposed projects carry a heightened degree of responsibility for companies and directors, officers and employees. The cost of compliance with changes in governmental regulations has a potential to reduce the profitability of operations.

If Native land claims affect the title to our mineral claims, our ability to prospect the mineral claims may be lost.

We are unaware of any outstanding native land claims on the Greenlaw Claims.  Notwithstanding, it is possible that a native land claim could be made in the future. The federal and provincial government policy at this time is to consult with all potentially affected native bands and other stakeholders in the area of any potential commercial production. In the event that we encounter a situation where a native person or group claims an interest in the Greenlaw Claims, we may be unable to provide compensation to the affected party in order to continue with our exploration work, or if such an option is not available, we may have to relinquish any interest that we may have in these claims. The Supreme Court of Canada recently ruled that both the federal and provincial governments in Canada are now obliged to negotiate these matters in good faith with native groups and at no cost to us. Notwithstanding, the costs and/or losses could be greater than our financial capacity and our business would fail.

Because the Province of Ontario owns the land covered by the Greenlaw Claims, our ability to conduct an exploratory program is subject to the consent of the Province of Ontario, which could be withheld.

The land covered by the Greenlaw Claims is owned by the Province of Ontario.  The availability to conduct an exploratory program on the Greenlaw Claims is subject to the consent of the Province of Ontario, which could be withheld, thereby preventing us from undertaking our business plan.

Furthermore, in order to keep the Greenlaw Claims in good standing, the Province of Ontario requires that before the expiry dates of the mineral claims that exploration work on the mineral claims valued at an amount stipulated by the government be completed together with the payment of a filing fee or payment to the Province of Ontario in lieu of completing exploration work.  In the event that these conditions are not satisfied prior to the expiry dates of the mineral claims, we will lose our interest in the mineral claims and the mineral claims then become available again to any party that wishes to stake an interest in these claims.  In the event that we are ejected from the land or our mineral claims expire, we will lose all interest that we have in the claims.  We are required to expend approximate US$9,000 before February 22, 2012, in order to keep our claims in good standing.

Risks Relating to our Common Shares and the Trading Market

We may, in the future, issue additional Common Shares which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 75,000,000 Common Shares with par value of $0.0001. The future issuance of our authorized Common Shares may result in substantial dilution in the percentage of our Common Shares held by our then existing stockholders.  We may value any Common Shares issued in the future on an arbitrary basis. The issuance of Common Shares for future services or acquisitions or other corporate actions may have the effect of diluting the value of the Common Shares held by our investors, and might have an adverse effect on any trading market for our Common Shares.

Because of the early stage of development and the nature of our business, our securities are considered highly speculative.

Our securities must be considered highly speculative, generally because of the nature of our business and the early stage of its development.  We are engaged in the business of exploring and, if warranted and feasible, developing natural resource properties.  Our Lease is in the exploration stage only, requires additional expenditure to be secured, and is without known reserves of natural resources.  Accordingly, we have not generated any revenues nor have we realized a profit from our operations to date, and there is little likelihood that we will generate any revenues or realize any profits in the short to medium term.  Any profitability in the future from our business will be dependent upon locating and developing economic reserves of natural resources, which itself is subject to numerous risk factors as set forth herein. Since we have not generated any revenues, we will have to raise additional monies through the sale of our equity securities or debt in order to continue our business operations.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  We intend to apply for admission to quotation of our securities on the OTC Bulletin Board.  If for any reason our Common Shares are not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the Common Shares may have difficulty selling their shares should they desire to do so.  No market makers have committed to becoming market makers for our Common Shares and it may be that none will do so.

Our Common Shares are not currently marketable. Should we be successful in having our common stock quoted on the Over the Counter Bulletin Board (“OTC-BB”) you will be subject to the “Penny Stock” Rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.  These rules may affect your ability to resell your shares.

Our stock currently is not traded on any stock exchange or quoted on any stock quotation system. We intend to file an application for quotation on the OTC-BB upon completing this Offering.  There can be no assurance we will be successful in our application, however, should we receive approval for quotation on the OTC-BB the SEC has adopted regulations that generally define a "penny stock" to be any equity security other than a security excluded from such definition by Rule 3a51-1 under the Securities Exchange Act of 1934, as amended.  For the purposes relevant to our Company, it is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions.

It is anticipated that our Common Shares will be regarded as a “penny stock”, since our shares are not listed on a national stock exchange or quoted on the NASDAQ Market within the United States, to the extent the market price for our shares is less than $5.00 per share.  The penny stock rules require a broker-dealer to deliver a standardized risk disclosure document prepared by the SEC, to provide the customer with additional information including current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customer's account, and to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  To the extent these requirements may be applicable they will reduce the level of trading activity in the secondary market for the Common Shares and may severely and adversely affect the ability of broker-dealers to sell the Common Shares.

United States securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this Prospectus.

Secondary trading in Common Shares sold in this Offering will not be possible in any state in the U.S. unless and until the Common Shares are qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying the Common Shares for secondary trading, or identifying an available exemption for secondary trading in our Common Shares in every state.  If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the Common Shares in any particular state, the Common Shares could not be offered or sold to, or purchased by, a resident of that state.  In the event that a significant number of states refuse to permit secondary trading in our Common Shares, the market for the Common Shares could be adversely affected.

We have not and do not intend to pay any cash dividends on our Common Shares, and consequently our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business.  We have not, and do not, anticipate paying any cash dividends on our Common Shares in the foreseeable future.  Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.

If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

In the event that our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC in order for shares of our common stock to be eligible for quotation on the over-the-counter bulletin board.  In the event that we become delinquent in our required filings with the SEC, quotation of our common stock will be terminated following a 30 or 60 day grace period if we do not make our required filing during that time.  If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our common stock may find it difficult to sell their shares.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as: anticipate, believe, plan, expect, future, intend and similar expressions, to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced as described in the “RISK FACTORS” section and elsewhere in this prospectus.  Factors which may cause the actual results or the actual plan of operations to vary include, among other things, decisions of the board of directors not to pursue a specific course of action based on its re-assessment of the facts or new facts, or changes in general economic conditions and those other factors set out in this prospectus.  Except as required by law, we undertake no obligation to update any of the forward-looking statements in this Prospectus after the date hereof.

USE OF PROCEEDS

We intend to raise $80,000 dollars from the sale of 40,000,000 shares of common stock at $0.002 per share.  This Offering has a maximum amount of $80,000 dollars and no minimum.  We have no intention to return any stock sales proceeds to investors if the maximum amount is not raised. No commissions are to be paid in association with the selling of our stock under this Offering

We will use our best efforts to raise the entire $80,000 under this Offering in order to proceed with our business plan.  However, should we not be successful in doing so, we will be required to adjust our business plan according to the amounts raised, which may have a material and adverse effect on our operations.  The following table outlines our planned use of proceeds based on different percentages of shares sold and the corresponding proceeds raised.

	Allocation of Proceeds based on %’age of Offering sold / Net Proceeds Raised
Use of Proceeds	25% ($20,000)	50% ($40,000)	75% ($60,000)	100% ($80,000)
Accounting Costs	$3,000	$3,000	$3,000	$3,000
Initial Exploration Program	-	-	$33,000	$33,000
Working capital	$17,000	$37,000	$24,000	$44,000

In the event we are only able to sell 25% of the shares under this Offering, we will not have sufficient funds to commence the Exploration Program, which is integral to our business plan, as it will provide us with additional information with respect to the potential viability of the Greenlaw Claims.  We would certainly need to obtain additional loans or investments totaling an estimated $60,000 immediately, as we would only have $17,000 of working capital available.  Even with undertaking only minimal activities, the costs of maintaining a public company together with costs that we would expect to incur in raising such additional funds, would result in no progress on our business plan being made until such time as additional funds could be raised.   We anticipate it would be difficult to raise such funds in this scenario, given the lack of success in our initial fund-raising efforts and that no exploration activities would have been undertaken.

Should we only be able to sell 50% of the shares under this Offering, we envision that we would be facing similar challenges to those faced in the 25% scenario, except that we would have a limited amount of time to raise the additional funds for our business plan, which we estimate to be at least $40,000.  If it were to take more than 2 to 3 months to raise the capital shortfall, we expect the $40,000 requirement to increase, as we would be starting to spend funds that are required for exploration activities and working capital associated with the Exploration Program.

In both the above scenarios, we would expect to raise these funds through shareholder loans or the additional sales of common stock.  There can be no assurance that we will be successful in raising these funds to allow us to execute our business plan. This situation would lead to all invested monies having been utilized without ever having undertaken the planned Exploration Program.

If we are only able to sell 75% of the shares under the Offering, we expect to proceed with the Exploration Program as contemplated.  In such a scenario, we would have sufficient capital to sustain our operations and maintenance throughout our first year.    However, operations would be maintained at a minimum and we would not have sufficient working capital to expand our Exploration Programs or to hire outside consultants for any work other than our Exploration Program.

Should we be successful in raising the entire $80,000 we are seeking from this Offering, we will have sufficient funds for our operations for the twelve (12) month period following the completion of this Offering. Our plan is to utilize $3,000 towards the expected costs of accounting, with $33,000 available for our planned Exploration Program, and $44,000 available for general working capital.  The working capital would be used to pay office and administration expenses, ongoing legal, accounting fees and professional fees, transfer agent fees, and other minor operational costs.    We will also be required to make a one-time non refundable payment of $10,000 within 2 years of signing the agreement to acquire our claims, which is by June 15, 2012.  We will not use proceeds from this Offering to make that payment, but rather will use funds raised in the future to do so.  If we cannot raise those funds to make this payment, our agreement will become voided

As at the date of this Offering, we have raised a total of $46,250 dollars, $1,250 was received from two investors by way of the sale of 12,500,000 shares of common stock. These shares sold are restricted and are not being registered in this Offering.  We also received two loans totaling $45,000 from our two investors.  From these total proceeds of $46,250, $1,250 was used for the costs of incorporation, $20,000 for the total costs of preparing the Offering, and $25,000 as payment in full to a consultant hired to seek out a suitable mining property.  Subsequent to these payments, there was no cash on hand.

Whether or not we are successful in selling all the shares under this Offering, we will be required to raise additional funds in the future.  The identified $33,000 Exploration Program will only serve to assist in identifying if further additional exploration work is warranted.  If such additional work is determined not to be necessary, then our sole asset, the Greenlaw Claim, will quite possibly have no value, and we would need to identify and acquire alternative assets, which activities would also require additional financing.  If the Exploration Program does suggest additional exploration and development work is warranted, then substantial additional expenditures will be required.

DETERMINATION OF OFFERING PRICE

There is no established market for our stock. The offering price for shares sold pursuant to this Offering is set at $0.002 per common share. To date, we have sold a total of 12,500,000 common shares for $0.0001 per share, for total proceeds of $1,250.  All of the shares of outstanding common stock are restricted.

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $80,000 in this Offering.  The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value.  Among the factors considered were:

-	our cash requirements;- the proceeds to be raised by the offering;
-	our lack of operating history; and
-	the amount of capital to be contributed by purchasers in this Offering in proportion to the amount of stock to be retained by our existing shareholders.

There are no warrants, rights or convertible securities associated with this Offering.

DILUTION

“Net tangible book value” is the amount that results from subtracting the total liabilities and intangible assets from the total assets of an entity.  Dilution occurs because we determined the offering price based on factors other than those used in computing book value of our stock.  Dilution exists because the book value of shares held by existing stockholders is lower than the offering price offered to new investors.

We are offering shares of our common stock for $0.002 per share through this Offering.  Since our inception on April 12, 2010 through to April 30, 2010, two unrelated third parties have purchased a total of 12,500,000 shares of our common stock, representing 100% of our issued and outstanding stock, for an aggregate of $1,250. There have been no additional sales of our stock subsequent to April 30, 2010.

As at April 30, 2010, our net tangible book value was ($0.0020) per common share.  If we are successful in selling all of the offered shares at the public offering price, our pro forma net tangible book value will be $31,877 or approximately $0.0006 per share, which would represent an immediate increase of $0.0026 in net tangible book value per share.   Based upon the offering price of $0.002 per share, and assuming all the 40,000,000 shares are sold, new investors would incur immediate dilution of $0.0014 per share, representing approximately 43% per share dilution.

Following is a table detailing dilution to investors if 25%, 50%, 75%, or 100% per cent of the offering is sold.

	25%	50%	75%	100%
Net Tangible Book Value Per Share Prior to Stock Sale	-0.0020	-0.0020	-0.0020	-0.0020
Net Tangible Book Value Per Share After Stock Sale	-0.0012	-0.0002	0.0003	0.0006
Increase (Decrease) in Net Book Value Per Share Due to Stock Sale	0.0008	0.0018	0.0023	0.0026
Immediate Dilution (subscription price of $0.002 less net tangible book value per share)	0.0032	0.0022	0.0017	0.0014

Assuming all the shares are sold, the following table illustrates the pro forma per share dilution:

Price to the Public (1)	$0.002
Net tangible book value per Share before Offering (2)	$-0.0020
Net tangible book value per Share after Offering (3), (4)	$0.0006
Increase Attributable to purchase of Stock by New Investors (5)	$0.0026
Immediate Dilution to New Investors (6)	$0.0014
Percent Immediate Dilution to New Investors (7)	43%

(1)	Offering price per equivalent common share.
(2)	The net tangible book value per share before the offering is determined by dividing the number of shares of common stock outstanding into our net tangible book value.
(3)
The net tangible book value after the offering is determined by adding the net tangible book value before the offering to the estimated proceeds to us from the current offering less an estimated $3,000 for the costs of accounting and $20,000 for the expensing of deferred financing costs.

(4)
The net tangible book value per share after the offering is determined by dividing the number of shares that will be outstanding after the offering into the net tangible book value after the offering as determined in Note 3.

(5)
The increase attributable to purchase of stock by new investors is derived by taking the net tangible book value per share after the offering and subtracting from it the net tangible book value per share before the offering.

(6)	The dilution to new investors is determined by subtracting the net tangible book value per share after the offering from the public offering price, giving a dilution value.
(7)	The percent of immediate dilution to new investors is determined by dividing the dilution to new investors by the price to the public.

Following is a comparison of the differences of your investment in our shares with the share investment of our existing stockholders, officers and directors.

The existing stockholders have purchased a total of 12,500,000 shares for an aggregate amount of $1,250, or an average cost of $0.0001 per share.  Your investment in our shares will cost you $0.002 per share.  In the event that this Offering is fully subscribed, the net tangible book value of the stock held by the existing stockholders will increase by $0.0026 per share, while your investment will decrease by $0.0014 per share. If this Offering is fully subscribed, the total capital contributed by new investors will be $80,000.  The percentage of capital contribution will then be 1.5% for the existing stockholders and 98.5% for the new investors.  The existing stockholders will then hold, as a percentage, 23.8% of our issued and outstanding shares, while the new investors will hold, as a percentage, 76.2%.

SELLING SECURITY HOLDERS

Our current stockholders are not selling any of the shares being offered in this Prospectus.

PLAN OF DISTRIBUTION

Underwriters and Underwriting Obligation, New Underwriters

Upon effectiveness of the registration statement, of which this Prospectus is a part, we will conduct the sale of shares we are offering on a self-underwritten, best-efforts basis.  There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making.

Other Distributions

Our officer and director, Mr. David Adelman will sell securities on our behalf in this Offering.  Our officer and director intends to personally contact his friends, family members and business acquaintances in attempting to sell the shares offered hereunder.  We will not be conducting a mass-mailing in connection with this Offering, nor will we use the Internet to conduct this Offering.  We will not employ the services of an agent or intermediary to introduce us to prospective subscribers to the Offering.

Mr. David Adelman is not subject to a statutory disqualification as such term is defined in Section 3(a)(39) of the Securities Exchange Act of 1934.  He will rely on Rule 3a4-1 to sell our securities without registering as a broker-dealer.  He is serving as an officer and director and primarily performs substantial duties for or on our behalf otherwise than in connection with transactions in securities and will continue to do so at the end of the Offering, and have not been a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months, and have not nor will not participate in the sale of securities for any issuer more than once every 12 months.  Mr. Adelman will not receive commissions or other remuneration in connection with his participation in this Offering based either directly or indirectly on transactions in securities.

We plan to offer our shares to the public at a price of $0.002 per share, with no minimum amount to be sold.  Our sole officer and director may purchase shares under this Offering.  We will keep the Offering open until we sell all of the shares registered, or for 90 days from the date of this prospectus, whichever occurs first.  Our Board of Directors, may, at its discretion, elect to extend the Offering for up to an additional ninety (90) days if all the shares have not been sold. There can be no assurance that we will sell all or any of the shares offered.  We have no arrangement or guarantee that we will sell any shares.  All subscription checks will be made payable to us or as we may otherwise direct.  Upon our acceptance of an investor’s signed subscription agreement and bank clearance of the funds from each investor’s subscription check, each investor will become a stockholder of the Company and receive a share certificate for the number of shares subscribed for.

Offerings on Exchange

Our securities are not going to be offered on an exchange or in connection with the writing of exchange-traded call options.

Underwriter’s Compensation

We are not using underwriters in connection with this Offering, and thus, there is no compensation, discounts or commissions to be paid to underwriters.

Underwriter's Representative on Board of Directors

We are not using underwriters in connection with this Offering, and thus, no underwriter has the right to designate or nominate a member or members of our Board of Directors.

Indemnification of Underwriters

Not Applicable.

Dealers’ Compensation

There are no discounts or commissions to be allowed or paid to any dealers, including cash, securities, contracts or other considerations to be received by any dealer in connection with the sale of the securities.

Finders

None.

Discretionary Accounts

None.

Passive Market Making

No underwriters or any selling group members intend to engage in passive market making transactions as permitted by Rule 103 of Regulation M.

Stabilization and Other Transactions

Not applicable.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Capital Stock

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock with $0.0001 par value.  We are not authorized to issue any series or shares of preferred stock.  Each record holder of common stock is entitled to one (1) vote for each share held in all matters properly submitted to the stockholders for their vote.  Cumulative voting for the election of directors is not permitted by our By-Laws.

Holders of outstanding shares of common stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of our affairs, holders are entitled to receive, ratably, our net assets available to stockholders after distribution is made to the preferred stockholders, if any, who are given preferred rights upon liquidation.  Holders of outstanding shares of common stock have no preemptive, conversion or redemptive rights.  To the extent that additional shares of our common stock are issued, the relative interest of then existing stockholders may be diluted.

Debt Securities

None.

Warrants and Rights

None.

Other Securities

None.

Market Information for Securities Other Than Common Equity

Not applicable.

American Depositary Receipts

Not applicable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

We have not hired or retained any experts or counsel on a contingent basis, who would receive a direct or indirect interest in the Company, or who is, or was, a promoter, underwriter, voting trustee, director, officer or employee of the Company.

De Joya Griffith & Company, LLC, of Henderson, NV, has audited our financial statements included in this Prospectus and Registration Statement to the extent and for the periods set forth in their audit report. De Joya Griffith & Company, LLC has presented their report with respect to our audited financial statements, and the report is included in reliance upon their authority as experts in accounting and auditing.

Gersten Savage LLP has issued an opinion on the validity of the shares being offered by this Prospectus, which opinion has been filed as an Exhibit to this Prospectus with Gersten Savage LLP’s consent.

INFORMATION WITH RESPECT TO THE REGISTRANT

Description of Business

General Information

We were incorporated on April 12, 2010, in the State of Nevada.  We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets, save for the acquisition of two unpatented mining claims as identified below. Neither we, nor our officer, director, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger. We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, as we have a specific business plan or purpose.

Business of the Company

We are a natural resource exploration company and anticipate exploring, and if warranted and feasible, developing natural resource assets.  The Company’s first natural resource asset is a 100% undivided interest in a property acquired on June 15, 2010 in the Greenlaw Township, Ontario, Canada, as is further described below under Description of Property commencing on Page 19.  Exploration of these claims is required before a determination as to its viability can be made.  We do not have any current plans to acquire interests in additional mineral properties, though we may evaluate the possibility of such acquisitions in the future.

Our plan of operations for the current fiscal year is to carry out initial exploration work on the Property to in order to ascertain whether it possesses commercially exploitable quantities of gold and other precious metals.  We will not be able to determine whether or not the Greenlaw Claims may contain a commercially exploitable mineral deposit, or reserve, until appropriate exploratory work is done and an economic evaluation based on the work indicates economic viability.

The initial exploration work is expected to cost approximately US$33,000 (the “Exploration Program”).  We have allocated this amount from the funds to be raised under this Offering to complete the Exploration Program, based on our raising at least 75% of the total proceeds of $80,000, as further detailed under Use of Proceeds section commencing on Page 11.  The primary aspects of the Exploration Program are as described below in the Description of Property section commencing on Page 19.

Mineral property exploration is typically conducted in phases. Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration. Upon completion of our Phase 1 Exploration Program, we will make a decision as to whether or not we proceed to a subsequent phase based upon our analysis of the results of that program. Our management and board will make this decision based upon the recommendations of the independent geologist who oversees the program and records the results. We have not yet retained an independent geologist.

Even if we are ultimately successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

Based on being able to raise any additional funds required beyond those raised under this Offering and if we are successful in reaching the stage where our Greenlaw Claims, or some other properties in which we might be able to acquire working interests in are producing, our principal products are intended to be gold bearing ore and any related saleable by-products from the extraction and refining process.

Competitive Business Conditions

While we don’t yet have any mineral products for sale, the mineral exploration industry, in general, is intensely competitive and even if commercial quantities of reserves are discovered, a ready market may not exist for the sale of the reserves.  Furthermore, should we choose in the future to seek out and acquire additional mineral resource assets, we would potentially be at a distinct disadvantage when competing against companies with assets and experiences that are significantly greater than ours.  Numerous factors beyond our control may affect the marketability of any substances discovered.  These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection.  The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in our not receiving an adequate return on invested capital.

Sources and Availability of Raw Materials

As we have not yet initiated our Exploration Program, and any subsequent possible mining / refining activities, we are not yet in competition with other companies for the human and equipment resources that are required to undertake such activities. Most companies operating in this industry are more established and have greater resources to engage in the production of mineral claims.  We have only recently acquired our mineral claims and our operations are not well-established.  Our resources at the present time are limited.  We may exhaust all of our resources and be unable to complete full exploration of the Greenlaw Claims.  There is also significant competition to retain qualified personnel to assist in conducting mineral exploration activities.   If a commercially viable deposit is found to exist and we are unable to retain additional qualified personnel, we may be unable to enter into production and achieve profitable operations.  These factors set forth above could inhibit our ability to compete with other companies in the industry and entered into production of the mineral claim if a commercial viable deposit is found to exist.

Patents, Trademark, Licenses, Franchises, Concessions, Royalty Agreements or Labor Contracts

We are party to a 2% Net Smelter Returns royalty, payable to the vendor in our Acquisition Agreement.  This royalty commences upon there being commercial production on the Greenlaw Claims, and continues for the duration of any such commercial production.

We do not own, either legally or beneficially, any patent or trademark, nor are we party to any agreements with the exception of our Acquisition Agreement.

Need For Government Approval of Principal Products or Services

There are no inherent factors or circumstances associated with this industry that would give cause for any patent, trademark or license infringements or violations.  We have not entered into any franchise agreements or other contracts that have given, or could give rise to obligations or concessions. At present, we do not hold any intellectual property nor do we anticipate that we will have any need for any intellectual property.

Need For Government Approval of Principal Products or Services

We are not required to apply for or have any government approval for our products or services.

Effect of Existing or Probable Governmental Regulations on the Business

The future operations of the Company, including exploration and development activities and the commencement and continuation of commercial production, require licenses, permits or other approvals from various federal, provincial and local governmental authorities and such operations are or will be governed by laws and regulations relating to prospecting, development, mining, production, exports, taxes, labour standards, occupational health and safety, waste disposal, toxic substances, land use, water use, environmental protection, land claims of indigenous people and other matters. Most particularly, we will operate under the Ontario Ministry of Northern Development Mines and Forestry, Mines and Minerals Division, which will govern the primary aspects of our exploration and possible future development work. We believe that the Greenlaw Property is presently in substantial compliance with all material laws and regulations which currently apply to its activities. There can be no assurance, however, that we will obtain on reasonable terms or at all the permits and approvals, and the renewals thereof, which it may require for the conduct of its future operations or that compliance with applicable laws, regulations, permits and approvals will not have an adverse effect on plans to explore and develop the Greenlaw Claims. Possible future environmental and mineral tax legislation, regulations and actions could cause additional expense, capital expenditures, and restrictions and delay our planned exploration and operations, the extent of which cannot be predicted.

Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions there under, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. Parties engaged in mining operations may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations.

Costs and Effects of Compliance with Environmental Laws

Mineral resource exploration, production and related operations are subject to extensive rules and regulations of Canadian federal, provincial, state and local agencies.  Failure to comply with these rules and regulations can result in substantial penalties.  Our cost of doing business may be affected by the regulatory burden on the mineral industry.  Although we intend to substantially comply with all applicable laws and regulations, when we begin our operations and exploration activities because these rules and regulations frequently are amended or interpreted, we cannot predict the future cost or impact of complying with these laws.

Environmental enforcement efforts with respect to mineral operations have increased over the years, and it is possible that regulations could expand and have a greater impact on future mineral exploration operations.  Although our management intends to comply with all legislation and/or actions of local, provincial, state and federal governments, non-compliance with applicable regulatory requirements could subject us to penalties, fines and regulatory actions, the costs of which could harm our results of operations.  We cannot be sure that our proposed business operations will not violate environmental laws in the future.

Our operations and properties are subject to extensive Canadian federal, state, provincial and local laws and regulations relating to environmental protection, including the generation, storage, handling, emission, transportation and discharge of materials into the environment, and relating to safety and health.  These laws and regulations may do any of the following: (i) require the acquisition of a permit or other authorization before exploration commences, (ii) restrict the types, quantities and concentration of various substances that can be released in the environment in connection with exploration activities, (iii) limit or prohibit mineral exploration on certain lands lying within wilderness, wetlands and other protected areas, (iv) require remedial measures to mitigate pollution from former operations and (v) impose substantial liabilities for pollution resulting from our proposed operations.

There are no costs to us at the present time in connection with compliance with environmental laws.  However, since we do anticipate engaging in natural resource exploration and possibly development, these costs could occur.  Costs could extend into the millions of dollars for which we could be liable.  Any significant liability could wipe out our assets and resources.

Upon commencement of our Exploration Program, we will have to sustain any costs of reclamation and environmental remediation for all exploration work undertaken.  Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible.  Other potential pollution or damage must be cleaned-up and renewed along standard guidelines outlined in the usual permits. Reclamation is the process of bringing the land back to its natural state after completion of exploration activities.  Environmental remediation refers to the physical activity of taking steps to remediate, or remedy any environmental damage caused such as refilling trenches after sampling or cleaning up fuel spills.  Our initial Exploration Program does not require any reclamation or remediation because of minimal disturbance to the ground.  The amount of these costs is not known at this time because we do not know the extent of the Exploration Program we will undertake, beyond completion of the recommended exploration phase described above, or if we will enter into production on the property. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on our earnings or competitive position in the event a potentially-economic deposit is discovered.

Employees

We presently have no employees, and all work is presently undertaken by our sole officer and director on a part-time basis for no compensation. Subsequent to the Offering, and again dependant on the amount of capital we are able to raise, we intend to hire consultants possessing the requisite skills and experience as required to undertake our Exploration Program, and to undertake other components of our business plan as required.  In the future, subject to the Company being successful in raising capital beyond that contemplated in this Offering in order to undertake additional exploration and development work on our Property if warranted, we will need to hire additional employees with experience in the mining industry and we may consider paying a salary to our sole officer, however no agreements have been reached at this time.

Reports to Security Holders

We will voluntarily make available to securities holders an annual report, including audited financials, on Form 10-K.  We are not currently a fully reporting company, but upon effectiveness of this registration statement, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934; such as quarterly reports on Form 10-Q, and current reports on Form 8-K.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 100 F St. NE, Washington, D.C. 20549.  The public may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Description of Property

Glossary

In this section, the following geological terms have the indicated meaning:

Alteration Zone
Alteration zones can be created around a number of the structural features (faults, shear zones, plugs, dykes and unconformities), and are defined as either alteration haloes, where the pre-existing rock property values are enhanced or depleted, or as replacement zones, where the original rock property values are replaced without regard for the original values

Andesite	Andesite is an igneous, volcanic rock, of intermediate composition, with aphanitic to porphyritic texture. Its mineral assembly is usually quartz and plagioclase.
Anomalous	A departure from the norm which may indicate the presence of mineralization
Arkose	Sedimentary rock consisting of small fragments of feldspar and quartz similar to a coarse sand
Basalt	An extrusive volcanic rock
Calc-alkalic	Groups of igneous rocks that commonly occur together and that have compositions related by the characteristic chemical trends
Carbonization	The accumulation of residual carbon by the changes in organic matter and decomposition products.
Chalcopyrite	A sulphide mineral of copper and iron; the most important ore mineral in copper
Chert	A variety of silica that contains microcrystalline quartz
Conglomerates
A coarse-grained clastic sedimentary rock, composed of rounded to subangular fragments larger than 2 mm in diameter (granules, pebbles, cobbles, boulders) set in a fine-grained matrix of sand or silt, and commonly cemented by calcium carbonate, iron oxide, silica, or hardened clay; the consolidated equivalent of gravel.

Diamond drill	A rotary type of rock drill that cuts a core of rock that is recovered in long cylindrical sections
Dioritic	A coarse-grained plutonic igneous rock with a high content of plagioclase feldspar
Feldspar	silicate minerals which occur in igneous rocks - plagioclase contains calcium and sodium
Felsic	A igneous rock rich in light-coloured minerals such as feldspar and quartz
Flows	Volcanic rock formed from lava that flowed out onto the earth's surface
Fuchsite	Bright-green chromium muscovite.
Gabbroic	Type of Coarse grained igneous rock with composition similar to basalt
Galena	A lustrous, blue-gray lead ore mineral, usually crystallised in cubes
Geological mapping	The process of observing and measuring geological features in a given area and plotting these features, to scale, onto a map
Geophysical survey	A method of exploration that measures the physical properties of rock formations including magnetism, specific gravity, electrical conductivity and resistance
Greenstone	Greenstone, also known as greenschist, is a non layered metamorphic rock derived from basalt, gabbro or similar rocks containing sodium-rich plagioclase feldspar, chlorite and quartz.
Greenstone Belt
A greenstone belt is typically several dozens to several thousand kilometres long and although composed of a great variety of individual rock units, is considered a 'stratigraphic grouping' in its own right, at least on continental scales.

Igneous
Rock or mineral that solidified from molten or partly molten material, i.e., from a magma; also, applied to processes leading to, related to, or resulting from the formation of such rocks. Igneous rocks constitute one of the three main classes into which rocks are divided, the others being metamorphic and sedimentary

Intrusions	A mass of igneous rock that, while molten, was forced into or between other rocks.
Jasper fragments	Variety of colored chert, typically red or green and often found in association with iron ores.
Komatiitic	Any of a class of ultramafic mantle-derived volcanic rocks that have a high magnesium content
Lithologies	The general composition of a rock or rock sequence
Magnetic survey	A geophysical survey that measures the intensity of the Earth's magnetic field
Metamorphic	A rock that has undergone chemical or structural changes (heat, pressure, or a chemical reaction) that causes changes to its original state - High-grade metamorphic is a large amount of change

Metavolcanics
Type of metamorphic rock. Such a rock was first produced by a volcano, either as lava or tephra. Then, the rock was buried underneath subsequent rock and was subjected to high pressures and temperatures, causing the rock to recrystallize. Metavolcanic rock is commonly found in greenstone belts.

Neoarchean	A geologic era within the Archaean. It spans the period of time from 2,800 to 2,500 million years ago
Ore	A mixture of mineralized rock from which at least one of the metals can be commercially extracted
Oxide Iron Formation
Iron formation is a chemical sedimentary rock that consists of oxide, silicate, carbonate, and sulphide facies iron-rich minerals interlayered with chert, quartz, carbonate, or fine-grained clastic or chemical sediments.

Porphyry
An igneous rock containing conspicuous crystals or phenocysts in a fine-grained groundmass; type of mineral deposit in which ore minerals are widely disseminated, generally of a low grade by large tonnage.

Pyrite	Yellow iron sulphide mineral - sometimes referred to as "fools gold"
Pyrrhotite	Bronze colored, magnetic iron sulphide mineral
Rhyolites
Group of extrusive igneous rocks, typically porphyritic and commonly exhibiting flow texture, with phenocrysts of quartz and alkali feldspar in a glassy to cryptocrystalline groundmass; also, any rock in that group; the extrusive equivalent of granite.

Quartz	Common rock forming mineral consisting of silicon and oxygen
Shear zone	Tabular zone of rock that has been crushed and brecciated by many parallel fractures due to shear strain. Such an area is often mineralized by ore-forming solutions.
Soil sampling	The collecting of samples of soil, usually 2 pounds per sample, from soil thought to be covering mineralized rock. The samples are submitted to a laboratory that will analyze them for mineral content
Sphalerite	Zinc sulphide mineral; the most common ore mineral of zinc
Sulphide mineralization	Mineralization that contains a variety of different sulphide minerals - usually includes - sphalerite, chalcopyrite, pyrite and pyrrhotite
Supracrustal Sequence	Rocks that were deposited on the existing basement rocks of the crust, hence the name. They may be further metamorphosed from both sedimentary and volcanic rocks
Tholeiitic Basalt	Type of basalt which includes very little sodium as compared with other basalts. Chemically, this type of rock has been described as sub-alkaline basalt.
Trenching	The digging of long, narrow excavation through soil, or rock, to expose mineralization
Turbidites	Sediment or rock deposited from, or inferred to have been deposited from turbidity current. It is characterized by graded bedding, moderate sorting, and well-developed primary structures.
Vein	A crack in the rock that has been filled by minerals that have traveled upwards from a deeper source
Volcanic rocks	Igneous rocks formed from magma that has flowed out or has been violently ejected

Principle Property – Greenlaw

Location and Means of Access to the Property

The claims are located in the west-central portion of Greenlaw Township (“Greenlaw Claim”, “Property”), in northeastern Ontario, approximately 50 kilometers south-east of the town of Chapleau, Ontario, Canada.   The Property is part of the Porcupine Mining District.

Access to the property is by way of Hwy 129 south of Chapleau, Ontario to the Sultan Industrial Road, (Hwy 667), to the Kormak turn off. From the Kormak gravel road can access the Greenlaw Gold Property is by traveling north for 15 km to the center of the property.

GREENLAW GOLD PROPERTY
HOTSTONE GOLD PROPERTY
Hotstone Lake
4246460
4254696
1163946
1206533
1163944
1163945
4254694
4254695
1234849
N
W
E
S

Property Rights

We hold a 100% undivided interest in a property consisting of 2 un-patented claim blocks, 4254694 and 4254695 totaling 24-claim units of approximately 400 hectares.  These rights were acquired on June 15, 2010, as part of an Interest Acquisition Agreement (“Acquisition Agreement”) pertaining to the 2 claims.

Under the terms of the Acquisition Agreement, we are required to pay an acquisition fee of US$10,000 within two years of execution, therefore on or before June 15, 2012.  If we do not make this payment within the prescribed period, we will lose our interest in its entirety.  We are also subject to a 2% Net Smelter Returns royalty, payable to the vendor.

Tenure Number	Type	Claim Name	Good Until	Area (claim units)
4254694	Mineral	Greenlaw Gold Property	2012/02/22	15
4254695	Mineral	Greenlaw Gold Property	2012/02/22	9
Total Area:				24 claim units

In order for the Greenlaw Claims to remain valid with the Ontario government, we will be required to perform a minimum amount of work, amounting to CA$6,000 (approximately US$5,750) on the first claim, and CA$3,600 (approximately US$3,450) on the second claim, which expenditure amounts must be provided to the Ontario government in the form of a prescribed work report on or before February 22, 2012.  The amounts identified under our Exploration Program noted below are more than sufficient to meet this requirement, and if fully expended as contemplated, will serve to extend out the validity of the claims by an estimated 2 to 3 years, dependent upon the actual amounts accepted by the government.

History of the Property

There have been no mining or other extractive operation on the Property in the past as far as is known to us.

Present Condition of the Property

The Property is generally in its natural state, with no significant buildings or other structures located on it.

Work Completed on the Property by the Company

To date, we have not undertaken any exploration or development on the Property.

Proposed Program of Exploration and/or Development

Subject to our ability to raise sufficient capital through this Offering, at least 75% ($60,000), we are planning on undertaking an initial Exploration Program, comprised of Surveying and Geochemistry work as identified in the table below.  The total cost is expected to be approximately $33,000.

Upon raising the necessary capital, we will seek to retain a geologist familiar with the region, and have the work commence as soon as availability is confirmed and general conditions permit.

Mineral property exploration is typically conducted in phases. Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration. Upon completion of this first exploration phase, we will make a decision as to whether or not we proceed to a subsequent phase based upon our analysis of the results of that program. Our management and board will make this decision based upon the recommendations of the independent geologist who oversees the program and records the results. We have not yet retained an independent geologist.

Greenlaw Property Field Program – PHASE 1 Budget
Survey Grid and Soil Geochemical Survey
		KM/Meters Man Days/Units	Rate	Total
Surveying
	Chain Surveying, 25 meter stations	24	$450.00	$10,800.00

Geochemistry
	Soil Sampling	24	$400.00	$9,600.00
	Analysis gold-FA with AAA finish	400	$20.00	$8,000.00
	Sample Prep and Shipping	1	$1,500.00	$1,500.00

Misc and Admin @ 10%				$2,990.00

		Total (US$)		$32,890.00

Current State of Exploration and/or Development

No such work has yet been undertaken.

Rock Formations and Mineralization of Existing or Potential Economic Significance on the Property

As no exploration has been performed on the Property to date, we do not know with certainty of any existing, and are unable to determine if there are any potential, rock formations or mineralizations on the Property which might suggest there recoverable mineral reserves of any economic significance.

Our interest in the Property is based on the geology of region in general, and on work performed on adjacent properties, most specifically the Hotstone Gold Property (as illustrated on the first map above, Page 20).  We are including this information to provide a context for our interest in the Property.  However, until we undertake our own Exploration Program, there is no evidence that suggests regional and adjacent property information are in fact indicative of a similar situation existing on our Property, or that it will result in our finding reserves of any economic significance.

Geological Information

The Greenlaw Gold Property is found directly adjacent to the Hotstone Gold Property, within the Swayze Greenstone Belt, an extension of the Abitibi Greenstone Belt and the western extent of the Cadillac Larder Lake Break; both of which have accounted for significant amounts of gold production in the past and present.  The regional geology has been described by Jackson and Fyon (1991), Heather (1993), Heather and van Breemen (1994), Heather, Shore and van Breemen (1995 and 1996).

-
The Swayze Greenstone Belt is Neoarchean of 2.8 - 2.6 Ga supracrustal sequence, bounded by the Kenogamissi Batholith to the east, by the Ramsay - Algoma gneissic complex to the south and the Kapuskasing granulite terrain to the west. Thin partitions of supracrustal rocks connect the Swayze Greenstone Belt to the Abitibi Greenstone Belt in the east.

-	The southern part of the Swayze greenstone belt, south of Coppell, Newton and Dale townships, can be subdivided into five main assemblages (after Jackson and Fyon, 1991).
-
These assemblages are: Garnet - Tooms, Hong Kong, Marion, Halcrow-Swayze and Ridout.  Of the most regional significance to the Greenlaw Gold Property are the Garnet-Tooms, Halcrow-Swayze and Ridout assemblages.

-
The Garnet-Tooms assemblage underlies much of Tooms and southern Greenlaw townships. It lies between the Ridout assemblage to the north and a unit of oxide facies iron formation, which forms the top of the Hong Kong assemblage to the south. The main rock units within this assemblage are tholeiitic basalt, intermediate to felsic calc-alkalic flows and komatiitic flows with minor oxide facies iron formation. The basaltic rocks are often cut by coarser grained dioritic to gabbroic phases which may be intrusions or coarse flows. Generally, the massive to pillowed tholeiitic basalts form the base of the assemblage and the upper part consists of calc-alkalic feldspar porphyritic basalts and andesites.

-
Rocks comprising the Ridout assemblage consist of turbidites, arkose and conglomerates with minor interbeded units of metavolcanics and iron formation. The conglomerates contain pebbles of chert, quartz veins, basalts, andesite, porphyritics, rhyolites and jasper fragments. Parts of Tooms, Greenlaw and Garnet townships are underlain by the Ridout assemblages in the western portion of the south Swayze Greenstone Belt. It is believed that the Ridout assemblage is temporally and tectonically related to the Temiskaming assemblage of the Kirkland Lake area.

-
The Halcrow-Swayze assemblage is the most regionally extensive group of lithologies in the southern Swayze Greenstone Belt, underlying the southern parts of Halcrow, Denyes, Swayze, Dore and Heenan townships and much of Garnet and Benton townships. The primary lithologies comprising this assemblage are komatiitic flows, tholeiitic basalt and intermediate to felsic calc-alkalic volcanics interlayered with oxide facies iron formation. The komatiitic to tholeiitic phases tend to occur along the margins of the assemblage with intermediate to felsic rocks occupying the core (ie. in Denyes and Swayze Townships).

-	Carbonatite-associated rare earths and industrial minerals are present west of the Swayze Greenstone Belt associated with Kapuskasing Structural Zone.
-
Gold mineralization in Swayze Greenstone Belt is typically found in quartzlode variety generally accompanied by shearing, fracturing and associated sulphide mineralization and carbonatization. Sulphides often and typically include pyrite along with pyrrhotite, chalcopyrite, galena and sphalerite.  Gold is present in a wide variety of lithological and structural sequences.

 Regional Information

There is an east/west-striking gold bearing carbonate shear zone exposed on the southwest shoreline within Hotstone Lake, on the Hotstone Gold Property, which has been the focus of gold exploration in the area since the early 1930's.  This gold bearing geological trend has been identified through 2006 geochemical and gravity surveys, to likely extend onto the Greenlaw Gold Property.  Listed below are brief outlines of chronicled gold history within the immediate area:

-	In 1941 V.B. Meen reported free gold in a trench within the highly altered carbonate zone.
-
In 1942, a Cobalt prospector by the name of Kenty performed extensive trenching and gold panning on quartz veins within the large carbonate zone on mining claims S34780, S34720, S36208 and S36346. Some 50 trenches were completed with gold in quartz veins returning values as high as 3.14 oz/ton across widths of 0.6 meters. The carbonatized host rock generally gave values of less than 0.5 oz/ton.

-	The Kenty brothers were noted for the discovery of many gold showings in the Swayze greenstone belt, notably the Kenty Mines in near-by Swayze Township that had assays up to 117 oz/ton Au.
-
In 1946 Hotstone Minerals Limited conducted further trenching and drilled 26 EX diamond core holes on the Hotstone Gold Property and reported one drill hole of 4.1 feet at .26 oz/ton and .47 oz/ton in sludge over 30 feet. The exact location of the hole on the property is unknown due to incomplete records/reports submitted by the company.

-
During 1983 Kirkland Resources Incorporated /International Rhodes merged their land holdings in the Hotstone Lake area and explored with Noranda as the operator. The latter company completed extensive geological mapping, humus and soil sampling, as well as detailed trenching, surface channel sampling, and eight diamond drill holes (1022m) to test the carbonate shear zone for its economic gold potential. Drilling yielded high but erratic gold values (as high as 0.23 oz/ton across 1.4 meters).

-
In 1994 B. McDonough completed magnetic-VLF surveys, mapping, rock sampling and trenching in an effort to investigate the extent of the Hotstone Lake carbonate zone and to locate the source of the high-grade quartz boulders.

-
In 1997 Orezone Resources Inc. conducted a property visit and took samples of the high-grade pits and the shear/alteration zone. Anomalous gold values can be found throughout the alteration zone, with the best assays from the high-grade pits of up to 24,157 ppb Au over 40 cm.

-
In 1998 D. Gibson performed grid construction and conducted magnetic and E.M. surveys. From the surveys numerous magnetic anomalies, magnetic lows, were outlined along with a large Fraser Filter V.L.F. anomaly. The Fraser Filter E.M. anomaly can be traced for 1200 meters on the property and has been found to be coincidental with the location of the porphyry unit drilled by Noranda.

-
In 2006, D. Gibson performed Magnetic, Gravity and Soil Geochemical Surveys within the Hotstone Gold Property to further identify the gold bearing structures. From the Exploration Program and number of gold in soil geochemical trends were outlined coincidental with gravity anomalies. The resultant discoveries of the program were tied to existing geological gold trends that may possibly be traced onto the present day Greenlaw Gold Property.

-
Gold within the adjacent Hotstone Gold Property is found within a large quartz-carbonate fuchsite alteration zone, which spans the extent of the property from the east to the west. The alteration zone can be traced for over 1600 meters across the Hotstone Gold Property, trending onto the Greenlaw Gold Property, and was stripped on Hotstone Gold Property for 600 meters by Noranda in the early 1980’s. Anomalous gold values can be found throughout the alteration zone, with the best assays from quartz lenses, veins and the high-grade pits. A number of quartz veins and lenses found within the shear zone carry high gold values. Lenses within the shear zone vary in size from 8 feet long and 2 feet wide to 200 feet long and 4 feet wide with high erratic gold values. Two high-grade pits exist on a large quartz vein within the alteration zone where samples of up to 7 oz/ton Au have been reported. In 1997 Orezone Resource Inc. obtained samples of 24,157 ppb over 40 cm from the high-grade vein.

-
Within the Hotstone Gold Property there exists a large porphyry unit, which is coincidental with the alteration zone and a Fraser Filter E.M. anomaly.  This anomaly runs the near extent of the Hotstone Gold Property, 1200 meters, trending onto the Greenlaw Gold Property, and is also associated with a drill hole put down by Noranda in the 1980’s, which intersected 100 feet of well-mineralized quartz-feldspar porphyry. Drill logs exist yet Noranda, a common practice by the company at the time, never published assay values.

Legal Proceedings

We know of no pending proceedings to which any director, member of senior management, or affiliate is either a party adverse to us, or our subsidiaries, or has a material interest adverse to us or our subsidiaries.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

Our common stock is presently not listed on any national securities exchange or the Nasdaq Stock Market. Following the effective date of the registration statement on Form S-1 in which this Prospectus is included becoming effective, we anticipate applying for trading of our common stock on the over-the-counter (OTC) Bulletin Board. We have not yet engaged a market maker to assist us to apply for quotation on the OTC Bulletin Board and we are not able to determine the length of time that such application process will take. Such time frame is dependent on comments we receive, if any, from the NASD regarding our Form 211 application. There is currently no market for our shares of common stock. There can be no assurance that a market for our common stock will be established or that, if established, such market will be sustained. Therefore, purchasers of our shares registered hereunder may be unable to sell their securities, because there may not be a public market for our securities. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

There are no outstanding options or warrants to purchase, or securities convertible into, common equity.

Immediately after this Offering, if fully subscribed, we will have 52,500,000 shares of common stock outstanding.  Of these shares, the 40,000,000 shares sold in this Offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares of common stock purchased under this Offering by our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 12,500,000 shares of common stock are restricted securities as such term is defined under Rule 144 promulgated by the SEC, in that they were issued in private transactions not involving a public offering.

Rule 144

The SEC has adopted amendments to Rule 144 which became effective on February 15, 2008, and will apply to securities acquired both before and after that date.  Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Sales under Rule 144 by Affiliates

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

-	1% of the number of shares of common stock then outstanding, which will equal 525,000 shares of common stock immediately after this offering; and
-
If the common stock is listed on a national securities exchange or on The NASDAQ Stock Market, the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Sales under Rule 144 by Non-Affiliates

Under Rule 144, a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted ordinary shares proposed to be sold for at least six (6) months, including the holding period of any prior owner other than an affiliate, is entitled to sell their ordinary shares without complying with the manner of sale and volume limitation or notice provisions of Rule 144.  We must be current in our public reporting if the non-affiliate is seeking to sell under Rule 144 after holding his ordinary shares between 6 months and one year.  After one year, non-affiliates do not have to comply with any other Rule 144 requirements.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, to their promoters or affiliates despite technical compliance with the requirements of Rule 144.  The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company.  The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

-	The issuer of the securities that was formerly a shell company has ceased to be a shell company;
-	The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
-
The issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

-	At least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As we are not a shell company, our restricted shares will be able to be resold pursuant to Rule 144 as described above after we become subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

Holders

To date, there are two holders of our common stock, the only class of stock.  There are a total of 12,500,000 shares issued and outstanding, which are held by unrelated third parties.

Holder	Common Stock Held before Offering	% Held before Offering	% Held after Offering (1)
Phoenix 8 Limited, >5% holder	6,250,000	50%	11.9%
Joseph Bucci, >5% holder	6,250,000	50%	11.9%
Total, as a group		100%	23.8%

(1) Based on the two current shareholders not acquiring any stock from the 40,000,000 being sold under this Offering, and all 40,000,000 shares being sold.

Dividends, Securities Authorized for Issuance under Equity Compensation Plans

The Company has never paid a cash dividend on its common stock and does not intend to pay cash dividends on its common stock in the foreseeable future.

The Company does not have any securities authorized for issuance under equity compensation plans.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Forward Looking Statements

This registration statement contains forward-looking statements relating to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as "may", "should", "intends", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", or "continue" or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors which may cause our or our industry's actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance.  You should not place undue reliance on these statements, which speak only as of the date that they were made.  These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

In this registration statement, unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to “common shares” refer to the common shares of our capital stock. The management’s discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP").

As used in this registration statement and unless otherwise indicated, the terms “we”, “us”, the “Company” and “Secured Resources” refer to Secured Resources Corp.

Liquidity & Capital Resources

As the Company was incorporated on April 12, 2010, and therefore only recently commenced operations, there is limited historical basis for liquidity comparison and analysis.  Initial working capital was provided by our two shareholders, in the form of demand loans bearing interest at 10% per annum with no specific terms of repayment.  These loans were from Phoenix 8 Limited and Joseph Bucci, in the amounts of $25,000 and $20,000, respectively. The amount of these loans totaled $45,000, upon which we accrued $123 in interest as of April 30, 2010.  The Company also received subscriptions from Phoenix 8 Limited and Joseph Bucci for 6,250,000 shares of our common stock at a purchase price of $0.0001 per share for total proceeds of $1,250.

These total funds raised, in the amount of $46,250, were sufficient to commence the operations of the Company.  The allocation of the proceeds was to cover the costs of incorporation, at $1,250; to retain a consultant to assist in the identification and acquisition of a suitable property, at $25,000, and; to retain a consultant for the costs of preparation of this Registration Statement, at $20,000.

Subsequent to these expenditures, as of April 30, 2010, there was no cash on hand.

Until such time as we are successful in raising additional capital through this Offering, assuming we are able to do so, we will be reliant upon raising any required working capital through additional shareholder or related party loans, or the additional sales of common stock.  While we expect to be able to raise such required funds, estimated to be under $10,000, there can be no assurance that we will be successful in raising these funds on commercially reasonable terms, as our existing lenders and shareholders have made no such specific commitment.

Should we be successful in raising the entire $80,000 we are seeking from this Offering, we will have sufficient funds for our operations for the twelve (12) month period following the completion of this Offering. Our primary expenditure is expected to be $33,000 towards the planned Exploration Program, leaving $47,000 available of which $3,000 is allocated for audit fees, and the remaining $44,000 as general working capital.  The working capital would be used to cover office and administration expenses, ongoing legal, ongoing accounting fees and professional fees, transfer agent fees, and costs associated with furthering our business plan subsequent to the completion of the Exploration Program.

If we are not successful in raising the $80,000 under this offering, our Company could be seriously jeopardized operationally, to the point where we may have to cease operations if we are unable to raise additional capital.   Please refer to the Use of Proceeds section commencing on Page 11 for additional information on the impact of different levels of success in our fund raising efforts, including the possibility of where we only are able to raise 25% or 50% of the required funds, which will create significant if not fatal liquidity consequences for our Company.

Whether or not we are successful in selling all the shares under this Offering, we will be required to raise additional funds in the future.  The identified $33,000 Exploration Program will only serve to assist in identifying if further additional exploration work is warranted.  If such additional work is determined not to be necessary, then our sole asset, the Greenlaw Claim, will quite possibly have no value, and we would need to identify and acquire alternative assets, which activities would also require additional financing.  If the Exploration Program does suggest additional exploration and development work is warranted, then substantial additional expenditures will be required.

Should the Geological Evaluation prove to be favorable, or if the Company should undertake to identify and acquire additional opportunities, then the Company will most certainly require additional funds.  The amount and timing of additional funds required cannot be definitively stated as at the date of this report and will be dependent on a variety of factors.  The Company does not anticipate that it will have any revenues generated from its operations for the next twelve months, and therefore would be required to raise additional capital either by way of loans or equity, which, in the case of equity, would be potentially dilutive to existing shareholders.   The Company may also be able to raise additional capital through a partial sale of its interest in the Greenlaw Claims, but it is not possible to estimate the potential value of such a sale at this point in time.  The Company cannot be certain that we will be able to raise any additional capital to fund our operations beyond the next 12 months, or to expand our operations.

Results of Operations

We did not earn any revenues from inception in April 12, 2010 through the fiscal year ending April 30, 2010.  We do not anticipate earning revenues until such time that we enter into commercial production of the Greenlaw Claims. We are presently about to begin the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on the Greenlaw Claim, or if such resources are discovered, that we will enter into commercial viable production at any time in the future.

We incurred operating expenses in the amount of $26,250 from our inception through to April 30, 2010. These operating costs were focused on establishing the Company, and retaining a consultant to assist us in identifying and acquiring a suitable mineral property.  We anticipate our operating expenses will increase as we undertake the development of our business.  The increase will be attributable to undertaking our planned Exploration Program, estimated at $33,000, and the professional fees that we will incur in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933, amounting to $20,000, which amount is presently on our balance sheet as a prepaid expense.  We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

Off-balance Sheet Arrangements

We have no off-balance sheet arrangements.

Changes in and disagreements with accountants on accounting and financial disclosure

There are not currently and have not been any disagreements between us and our accountants on any matter of accounting principles, practices or financial statement disclosure.

Directors, Executive Officers, Promoters and Control Persons

Identification of Directors, Executive Officers

Name	Age	Position	Date Directorship Commenced
David Adelman	62	President, Secretary-Treasurer, Director	April 12, 2010

David Adelman – Director, President, Secretary-Treasurer

Since April 2010 to date, Mr. Adelman has been the President, Secretary-Treasurer and a Director of Secured Resources Corp., where he is responsible for all facets of the Company’s operations and development.  At present, Mr. Adelman devotes approximately one half to one day per week, or 10 to 20% of his time, towards his duties, which time is expected to increase should the Company be successful in raising further capital.  From January 2005 to date, Mr. Adelman has been a self-employed businessman with various investments interests and private directorships. Mr. Adelman is not presently a director of any other reporting issuer. Mr. Adelman holds a Bachelor of Arts, 1972, from the University of Manitoba.

Identification of Certain Significant Employees

None

Other Matters

There are no family relationships among our officers, directors, or persons nominated for such positions.

None of our executive officers, directors, significant employees (none), promoters (none) or control persons have been involved in any bankruptcy proceedings within the last five years, been convicted in or has pending any criminal proceeding, been subject to any order, judgment or decree enjoining, barring, suspending or otherwise limiting involvement in any type of business, securities or banking activity or been found to have violated any federal, state or provincial securities or commodities laws.

Executive Compensation

From the date of our inception through the date of this prospectus, our executive officer and director has not received and has not accrued any compensation of any form.

The Company presently has no arrangements for the remuneration or compensation of executive officers or directors, except that they will be entitled to receive reimbursement for actual, demonstrable out-of-pocket expenses, including travel expenses, if any, made on the Company’s behalf.

As we only have one officer and director at present, we do not have a compensation committee.  In the future, as we add additional directors, it is our intent that the Company's executive compensation will be approved by the Board of Directors in the case of the Company's Principal Executive Officer. For all other executive compensation contracts, the Principal Executive Officer will be expected to negotiate and approve contracts and compensation.

Security Ownership of Certain Beneficial Owners and Management

Security Ownership of Certain Beneficial Owners

The following table sets forth all of the beneficial owners known to us to own more than five (5) percent of any class of our voting securities as of June 25, 2010:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Common	Phoenix 8 Ltd. 1301 Bank of America Tower 12 Harcourt Road, Ste 46 Central, Hong Kong	6,250,000 Direct	50%
Common	Joseph Bucci 927 Drury Ave N.E., Calgary, Alberta T2E 0M3	6,250,000 Direct	50%

 (1) The percent of class is based on the total number of shares outstanding of 12,500,000 as of June 25, 2010.

Security Ownership of Management

The following table sets forth all of the ownership of all directors and nominees, and named executive officers, individually and as a group, as of June 25, 2010:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Common		-	0%
	Directors and officers as a group	-	0%

 (1) The percent of class is based on the total number of shares outstanding of 12,500,000 as of June 25, 2010

Changes in Control

None

Transactions with Related Persons, Promoters and Certain Control Persons

Transactions with Related Persons

We have not entered into any transaction nor are there any proposed transactions in which any of our directors or nominees, executive officers, or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

Promoters and Certain Control Persons

There are no promoters being used in relation to this Offering, except for our officers and directors who will be selling the securities offered by us and who may be deemed to be promoters under Rule 405 of Regulation C promulgated by the Securities and Exchange Commission under the Securities Act of 1933.  No person who may, in the future, be considered a promoter of this Offering, will receive, or, expect to receive assets, services or other considerations from us.  No assets will be, nor are expected to be, acquired from any promoter on our behalf.  We have not entered into any agreements that require disclosure to our stockholders.

Parents

None.

Director Independence

As of the date of this Registration Statement filed on Form S-1, we have no independent directors.

The Company has developed the following categorical standards for determining the materiality of relationships that the Directors may have with the Company. A Director shall not be deemed to have a material relationship with the Company that impairs the Director's independence as a result of any of the following relationships:

1.
the Director is an officer or other person holding a salaried position of an entity (other than a principal, equity partner or member of such entity) that provides professional services to the Company and the amount of all payments from the Company to such entity during the most recently completed fiscal year was less than two percent of such entity’s consolidated gross revenues;

2.	the Director is the beneficial owner of less than five percent of the outstanding equity interests of an entity that does business with the Company;
3.
the Director is an executive officer of a civic, charitable or cultural institution that received less than the greater of $1 million or two percent of its consolidated gross revenues, as such term is construed by the New York Stock Exchange for purposes of Section 303A.02(b)(v) of the Corporate Governance Standards, from the Company or any of its subsidiaries for each of the last three fiscal years;

4.
the Director is an officer of an entity that is indebted to the Company, or to which the Company is indebted, and the total amount of either the Company's or the business entity's indebtedness is less than three percent of the total consolidated assets of such entity as of the end of the previous fiscal year; and

5.
the Director obtained products or services from the Company on terms generally available to customers of the Company for such products or services. The Board retains the sole right to interpret and apply the foregoing standards in determining the materiality of any relationship.

The Board shall undertake an annual review of the independence of all non-management Directors. To enable the Board to evaluate each non-management Director, in advance of the meeting at which the review occurs, each non-management Director shall provide the Board with full information regarding the Director’s business and other relationships with the Company, its affiliates and senior management.

Directors must inform the Board whenever there are any material changes in their circumstances or relationships that could affect their independence, including all business relationships between a Director and the Company, its affiliates, or members of senior management, whether or not such business relationships would be deemed not to be material under any of the categorical standards set forth above. Following the receipt of such information, the Board shall re-evaluate the Director's independence.

MATERIAL CHANGES

Not applicable.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Not applicable.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

The Nevada General Corporation Law requires us to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding.  The Nevada General Corporation Law permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the corporation and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained.

The Nevada General Corporation Law prohibits indemnification of a director or officer if a final adjudication establishes that the officer's or director's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action.  Despite the foregoing limitations on indemnification, the Nevada General Corporation Law may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Nevada General Corporation Law also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution.

According to Article 11 of our Bylaws, we are authorized to indemnify our directors to the fullest extent authorized under Nevada law subject to certain specified limitations.

Insofar as indemnification for liabilities arising under the Securities Act may be provided to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

FINANCIAL STATEMENTS

Our audited financial statements for the period from inception (April 12, 2010) to April 30, 2010, appear on pages F-1 through F-11, below.

SECURED RESOURCES CORP.

FINANCIAL STATEMENTS
FOR THE PERIOD FROM INCEPTION (APRIL 12, 2010) TO
FISCAL YEAR ENDED APRIL 30, 2010

REPORTED IN UNITED STATES DOLLARS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Secured Resources Corp.
Alberta, Canada

We have audited the accompanying balance sheet of Secured Resources Corp. (An Exploration Stage Company) as of April 30, 2010, and the statements of operations, stockholders’ deficit and cash flows from Inception (April 12, 2010) through April 30, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Secured Resources Corp. (An Exploration Stage Company) as of April 30, 2010, and the results of its operations and cash flows from Inception (April 12, 2010) through April 30, 2010 in conformity with generally accepted accounting principles in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations and the Company has not generated any revenue since inception, which all raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

De Joya Griffith & Company, LLC

/s/ De Joya Griffith & Company, LLC
Henderson, Nevada
June 29, 2010

SECURED RESOURCES CORP. (An Exploration Stage Company) Balance Sheet (Audited)

April 30, 2010
Assets
Current assets
Prepaid deposit	$20,000
Total current assets	20,000

Liabilities and Stockholders’ Deficit

Current liabilities
Stockholder loans (note 8)	$45,000
Accrued interest	123
Total current liabilities	45,123

Stockholders’ deficit
Common stock - $0.0001 par value, 75,000,000 shares authorized, 12,500,000 shares issued and outstanding	1,250
Accumulated deficit during the exploration stage	(26,373)
Total Stockholders' deficit	(25,123)
Total Liabilities and Stockholders' Deficit	$20,000

The accompanying notes are an integral part of these audited financial statements

SECURED RESOURCES CORP. (An Exploration Stage Company) Statement of operations (Audited)

Inception
(April 12, 2010)
Through
April 30, 2010

Revenues	$-

Expenses:
Organizational expenses	1,250
Consulting fees	25,000
Total operating expenses	26,250
Loss from operations	(26,250)

Other expense:
Interest expense	(123)

Net loss	$(26,373)

Basic loss per common share	$(0.002)

Weighted average number of shares outstanding - basic	12,500,000

The accompanying notes are an integral part of these audited financial statements

SECURED RESOURCES CORP. (An Exploration Stage Company) Statements of Stockholders' Deficit For the period from Inception (April 12, 2010) to April 30, 2010 (Audited)

	Common Stock		Additional	Accumulated	Total
			Paid in	Deficit During	Stockholders’
	Shares	Amount	Capital	Exploration Stage	Deficit
Inception, April 12, 2010	-	$-	$-	$-	$-
Shares issued for cash	12,500,000	1,250	-	-	1,250
Exploration stage net loss				(26,373)	(26,373)
Balances, April 30, 2010	12,500,000	$1,250	$-	$(26,373)	$(25,123)

The accompanying notes are an integral part of these audited financial statements

SECURED RESOURCES CORP. (An Exploration Stage Company) Statements of Cash Flows (Audited)

Inception,
(April 12, 2010)
Through
April 30, 2010

Cash flows from operating activities:
Net loss	$(26,373)
Adjustments to reconcile net loss to net cash used by exploration stage activities:
Changes in current assets and liabilities:
Accrued interest	123
Prepaid expenses	(20,000)
Net cash flows used by operating activities	(46,250)

Cash From Investing Activities:
Net cash flows used in investing activities	-

Cash flows from financing activities:
Proceeds from sale of common stock	1,250
Proceeds from shareholder loans	45,000
Net cash flows provided by financing activities	46,250

Net increase in cash and cash equivalents
Cash and equivalents, beginning of period	-
Cash and equivalents, end of period	$-

Supplemental cash flow disclosures:
Cash paid for interest	$-
Cash paid for income taxes	$-

The accompanying notes are an integral part of these audited financial statements

SECURED RESOURCES CORP.
(An exploration stage enterprise)
Notes to the Financial Statements
For the period from Inception (April 12, 2010) to
April 30, 2010

Note 1 - Organization and summary of significant accounting policies:

Following is a summary of our organization and significant accounting policies:

Organization and nature of business – Secured Resources Corp. (identified in these footnotes as “we” or the Company) is a Nevada corporation incorporated on April 12, 2010. We are currently based in Calgary, Alberta, Canada. We intend to operate in Canada. We intend to use April 30 as a fiscal year end for financial reporting purposes.

We are a natural resource exploration stage company and anticipate acquiring, exploring, and if warranted and feasible, developing natural resource assets.

Our plan of operation is to identify and acquire grass roots mineral exploration properties, to conduct appropriate evaluation of these properties in order to determine viability for revenue generating operations and ultimately to commence operations. To date, our activities have been limited to organizational matters, identification of possible mineral prospects for acquisition, and the preparation and filing of an S-1 registration statement.

We have engaged two consulting firms to assist us in (i) registering securities for trading by filing Form S-1 with the U.S. Securities and Exchange Commission and applying for a quotation on the OTC Bulletin Board and (ii) to help us identify suitable mineral prospects for acquisition and exploration.  We are now exploring sources of capital.  In the current exploration stage, we anticipate incurring operating losses as we implement our business plan.

Basis of presentation - The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles applicable to exploration stage enterprises.

Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents - For purposes of the statement of cash flows, we consider all cash in banks, money market funds, and certificates of deposit with a maturity of less than three months to be cash equivalents.

Fair value of financial instruments and derivative financial instruments - The carrying amounts of cash, receivables, and current liabilities approximate fair value because of the short maturity of these items. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision.  Changes in assumptions could significantly affect these estimates.  We do not hold or issue financial instruments for trading purposes, nor do we utilize derivative instruments in the management of our foreign exchange, commodity price or interest rate market risks.

Other long-lived assets – Property and equipment are stated at cost less accumulated depreciation computed principally using straight line methods over the estimated useful lives of the assets.  Repairs are charged to expense as incurred.  Impairment of long-lived assets is recognized when the fair value of a long-lived asset is less than its carrying value.  At the end of the current year, no impairment of long-lived assets had occurred, in management’s opinion.

SECURED RESOURCES CORP.
(An exploration stage enterprise)
Notes to the Financial Statements
For the period from Inception (April 12, 2010) to
April 30, 2010

Note 1 - Organization and summary of significant accounting policies (continued):

Mineral Property Costs - The Company has been in the exploration stage since its formation on April 12, 2010 and has not yet realized any revenues from its planned operations.  It is primarily engaged in the identification, acquisition and exploration of grass roots mineral properties.  Mineral property acquisition and exploration costs are charged to operations as incurred.  When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized.  Such costs will be amortized using the units-of-production method over the estimated life of the proven and probable reserves.

Federal income taxes - Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with applicable FASB Statements regarding Accounting for Income Taxes, which require the use of the asset/liability method of accounting for income taxes.  Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carryforwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The Company provides deferred taxes for the estimated future tax effects attributable to temporary differences and carryforwards when realization is more likely than not.

Net income per share of common stock – We have adopted applicable FASB Statements regarding Earnings per Share, which require presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic earnings per share of common stock is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period.

Development Stage company - The accompanying financial statements have been prepared in accordance with the ASC Topic 915 "Accounting and Reporting by Development Stage Enterprises". A development stage enterprise is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenue there from. Development-stage companies report cumulative costs from the enterprise's inception.

Note 2 – Going concern:

At April 30, 2010, we were not currently engaged in an operating business and expect to incur development stage operating losses until operations commence, and for a period of time thereafter.  We intend to rely on our officers and directors to perform essential functions without compensation until a business operation can be commenced.  We do not currently have sufficient capital to implement our business plan. Although we are exploring other sources of capital, and although we intend to file a registration statement with the Securities and Exchange Commission in an attempt to raise capital, and although we have received a limited amount of funds subsequent to our fiscal year end which we have used to begin implementation of our business plan, there is no assurance that such efforts will succeed. These factors raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the company cannot continue in existence.

SECURED RESOURCES CORP.
(An exploration stage enterprise)
Notes to the Financial Statements
For the period from Inception (April 12, 2010) to
April 30, 2010

Note 3 – Registration costs and related commitments:

We have engaged a consulting firm to assist us in filing a registration statement on Form S-1 with the U.S. Securities and Exchange Commission to allow us to offer stock for sale to the public.  We believe that doing this will enable us to raise the capital necessary to implement our business plan.  Under this offering we plan to raise a total of $80,000 by the sale of shares of our common stock at $0.002 per share.

We have entered into a written agreement with the consulting firm for a flat fee of $20,000 to prepare and file the Form S-1.  This amount has been forwarded as of April 30, 2010 and is recorded on our books as a prepaid deposit.  Upon completion of the stock offering these costs will be charged against the proceeds of the stock offering.

Note 4 – Acquisition of Mineral Rights

The Company has retained a consultant to assist us in identifying and acquiring grass roots mineral prospects for exploration and if warranted, development. To date we have a paid a fee totaling $25,000 to this consultant which amount has been expensed as consulting fees in our statement of operations.

Note 5 - Federal income tax:

We follow applicable ASC 740 regarding Accounting for Income Taxes. Deferred income taxes reflect the net effect of (a) temporary differences between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carryforwards. No net provision for refundable federal income tax has been made in the accompanying statement of operations because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carryforward has been recognized, as it is not deemed likely to be realized.

The cumulative tax effect at the expected rate of 35% of significant items comprising our net deferred tax amount is as follows:

Inception, (April 12, 2010) Through April 30, 2010
Deferred tax asset attributable to:
Net operating loss carryover	$9,231
Less, Valuation allowance	(9,231)
Net deferred tax asset	$-

At April 30, 2010, we had an unused net operating loss carryover approximating $26,000 that is available to offset future taxable income which expires beginning 2030.

Note 6 - Recent accounting pronouncements:

In April 2009, the FASB issued modification to ASC 805-20, “Business combinations-Sub topic 20 Identifiable Assets and Liabilities, and Any Noncontrolling Interests”, which requires that assets acquired and liabilities assumed in a business combination that arise from contingencies be recognized at fair value if fair value can be reasonably estimated. If fair value of such an asset or liability cannot be reasonably estimated, the asset or liability would generally be recognized in accordance with ASC 450 (“ASC 450”) “Contingencies”. Further, ASC 805-20 requires that a systematic and rational basis for subsequently measuring and accounting for the assets or liabilities arising from contingencies be developed based on their nature. The modifications to ASC 805-20 are effective for assets or liabilities arising from contingencies in business combinations whose acquisition date is on or after January 1, 2009.

SECURED RESOURCES CORP.
(An exploration stage enterprise)
Notes to the Financial Statements
For the period from Inception (April 12, 2010) to
April 30, 2010

Note 6 - Recent accounting pronouncements (continued):

In June 2009 the FASB established the Accounting Standards Codification ("Codification" or "ASC") as the source of authoritative accounting principles recognized by the FASB to be applied by non-governmental entities in the preparation of financial statements in accordance with generally accepted accounting principles in the United States ("GAAP"). Rules and interpretive releases of the Securities and Exchange Commission ("SEC") issued under authority of federal securities laws are also sources of GAAP for SEC registrants. Existing GAAP was not intended to be changed as a result of the Codification, and accordingly the change did not impact our financial statements. The ASC does change the way the guidance is organized and presented.

Statement of Financial Accounting Standards ASC Topic 810, "Accounting for Transfers of Financial Assets-an Amendment of FASB Statement No. 140", ASC Topic 810, "Amendments to FASB Interpretation No. 46(R)", and ASC Topic 105, "The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles-a replacement of FASB Statement No. 162" were recently issued. ASC Topics have no current applicability to the Company or their effect on the financial statements would not have been significant.

Accounting Standards Update ("ASU") ASU No. 2009-05 (ASC Topic 820), which amends Fair Value Measurements and Disclosures - Overall, ASU No. 2009-13 (ASC Topic 605), Multiple-Deliverable Revenue Arrangements, ASU No. 2009-14 ASC Topic 985), Certain Revenue Arrangements that include Software Elements, and various other ASU's No. 2009-2 through ASU No. 2010-11 which contain technical corrections to existing guidance or affect guidance to specialized industries or entities were recently issued. These updates have no current applicability to the Company or their effect on the financial statements would not have been significant.

None of the above new pronouncements has current application to the Company, but may be applicable to the Company's future financial reporting.

Note 7 – Common Stock

On April 12, 2010 the Company received subscriptions from Phoenix 8 Limited and Joseph Bucci for 6,250,000 shares each of our common stock at a purchase price of $0.0001 per share for total proceeds of $1,250.   As at April 30, 2010, the Company has issued a total of 12,500,000 shares of its common stock to the two subscribers.

Note 8 – Related Party Transactions

1.
On April 12, 2010 the Company received a loan of $25,000 as general working capital from Phoenix 8 Limited, a 50% shareholder of the Company.  The loan is a demand loan, bearing interest at 10% per annum and with no specific terms of repayment.  We accrued interest totaling $123 in respect of this loan as at April 30, 2010.

2.
On April 30, 2010 the Company received a loan of $20,000 as general working capital from Joseph Bucci, a 50% shareholder of the Company. The loan is a demand loan, bearing interest at 10% per annum and with no specific terms of repayment.

SECURED RESOURCES CORP.
(An exploration stage enterprise)
Notes to the Financial Statements
For the period from Inception (April 12, 2010) to
April 30, 2010

Note 9 – Subsequent Events

On June 15, 2010 we entered into an agreement (the “Acquisition Agreement”) with David Gibson (“Gibson”) where under Gibson has agreed to sell a 100% undivided interest in a mineral prospect consisting of 2 un-patented claim blocks, 4254694 and 4254695 totaling 24-claim units of approximately 400 hectares, located in the west-central portion of Greenlaw Township (“Greenlaw Claim”, “Property”), in northeastern Ontario, approximately 50 kilometers south-east of the town of Chapleau, Ontario, Canada.   Exploration of these claims is required before a determination as to its viability can be made and the Company has prepared a budget for this exploration.  Under the terms of the Acquisition Agreement, we are required to pay an acquisition fee of US$10,000 within two years of the execution date of June 15, 2010.  If we do not make this payment within the prescribed period, we will lose our interest in its entirety.  We are also subject to a 2% Net Smelter Returns royalty, payable to Gibson.

[OUTSIDE BACK COVER PAGE]

SECURED RESOURCES CORP.

Up to 40,000,000 Shares of Common Stock at $0.002 per share

Dealer Prospectus Delivery Obligation

Securities offered through this prospectus will not be sold through dealers, but will be sold on a direct participation basis only.

The date of this prospectus is  , 2010

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Costs of the issuance and distribution of the securities to be registered are as follows:

Expenditure Item	Amount
Costs of Drafting Prospectus	$15,500
Legal Review and Opinion	2,500
SEC Registration and Blue Sky Registration	50
Printing Costs and Miscellaneous Expenses	1,950
Audit Fees	3,000
Total	$23,000

International Securities Group Inc. has been retained for a flat fee of $20,000 to provide all services necessary to file a Form S-1 Registration Statement, including document preparation and review, sub-contracted legal costs, filing costs, and other printing / miscellaneous costs. A further $3,000 is expected to be required for Audit Fees.  Of the total $23,000, $20,000 has been forwarded to International Securities Group Inc., and has been booked as a prepaid expense; this amount will be expensed upon the effectiveness of the Offering.  The estimated cost of $3,000 for audit fees is not reflected on our financial statements as at April 30, 2010.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and the Bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation.  Our Articles of Incorporation do not specifically limit the directors’ immunity.  Excepted from that immunity are: (a) a willful failure to deal fairly with us or our stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our Bylaws provide that we will indemnify our directors to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by the board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law, or (d) is required to be made pursuant to our Bylaws.

Our Bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was our director or officer, or is or was serving at the request of us as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our Bylaws or otherwise.

Our Bylaws provide that no advance shall be made by us to our officers except by reason of the fact that such officer is or was our director in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the Board by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

RECENT SALES OF UNREGISTERED SECURITIES

We have sold securities within the past three (3) years without registering the securities under the Securities Act of 1933 on two (2) occasions.

On April 12, 2010, we sold 12,500,000 shares of our common stock in a private offering to two (2) stockholders, 6,250,000 shares each, who are both unrelated to the Company, at a price of $0.0001 per common share for $1,250.  Neither we nor any person acting on our behalf offered or sold these securities by any form of general solicitation or general advertising.  No underwriters were used, and no commissions or other remuneration was paid except to us. The shares sold are restricted securities and the certificates representing these shares have been affixed with a standard restrictive legend, which states that the securities cannot be sold without registration under the Securities Act of 1933 or an exemption therefrom.  Each purchaser represented to us that he or she was purchasing the securities for his or her own account and not for the account of any other persons.  Each purchaser was provided with written disclosure that the securities have not been registered under the Securities Act of 1933 and therefore cannot be sold without registration under the Securities Act of 1933 or an exemption therefrom.

Exemption from Registration Claimed

The 12,500,000 shares listed in the table below were issued under the Regulation S exemption in compliance with the exemption from the registration requirements found in Regulation S promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933.  The offer and sale to the purchaser was made in an offshore transaction as defined by Rule 902(h).  No directed selling efforts were made in the U.S. as defined in Rule 902(c).  The offer and sale to the purchaser was not made to a U.S. person or for the account or benefit of a U.S. person.  The following conditions were present in the offer and sale:  a) The purchaser of the securities certified that it is not a U.S. person and did not acquire the shares for the account or benefit of any U.S. person; b) The purchaser has agreed to resell the securities only in compliance with Regulation S pursuant to a registration under the Securities Act, or pursuant to an applicable exemption from registration; and has agreed not to engage in hedging transactions with regard to the securities unless in compliance with the Securities Act; c) The purchaser has acknowledged and agreed with the Company that the Company shall refuse registration of any transfer of the securities unless made in accordance with Regulation S, pursuant to a registration statement under the Securities Act, or pursuant to an applicable exemption from registration and; d) The purchaser has represented that it is acquiring the shares for its own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the shares in violation of the United States federal securities laws. Neither the Company nor any person acting on its behalf offered or sold these securities by any form of general solicitation or general advertising. The shares sold are restricted securities and the certificates representing these shares have been affixed with a standard restrictive legend, which states that the securities cannot be sold without registration under the Securities Act of 1933 or an exemption therefrom.  No commissions or finder’s fees were paid by the Company in connection with the issuance of these shares.

The following table provides details of all stock sales transactions that have taken place during the period from our formation, on April 12, 2010, to the date of this Registration Statement.

Stock Purchaser’s Name	Date of Purchase	Total Number of Shares Purchased
Phoenix 8 Ltd.	April 12, 2010	6,250,000
Joseph Bucci	April 12, 2010	6,250,000
Total		12,500,000

EXHIBITS

Number	Description
3.1	Articles of Incorporation.	Filed herewith
3.2	Bylaws.	Filed herewith
5.1	Legal Opinion & Consent of Attorney	Filed herewith
10.1	Engagement Agreement between the Company and International Securities Group Inc. dated June 2, 2010.	Filed herewith
10.2	Executed Interest Acquisition Agreement dated June 15, 2010 between Dave Gibson and Secured Resources Corp.	Filed herewith
23.1	Consent of Independent Auditor	Filed herewith

UNDERTAKINGS

The undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)      To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)      That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(a)      If the Company is relying on Rule 430B:

(i)      Each prospectus filed by the Company pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)      Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(b)      If the Company is subject to Rule 430C:

(i) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)      Insofar as Indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Calgary, Province of Alberta, on July 2, 2010.

SECURED RESOURCES CORP.

By:	/s/ David Adelman
Name:	David Adelman
Title:	Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Date:	July 2, 2010	By:	/s/ David Adelman
		Name:	David Adelman
		Title:	Director, Principal Executive Officer, Principal Financial Officer, Secretary